                                  EXHIBIT 23.1
                                  ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan, 2000 Employee Stock Purchase Plan, and 2000 Outside Directors Stock Option Plan of our report with respect to the financial statements of iPrint.com, inc. included in the Final Prospectus, filed with the Securities and Exchange Commission on March 7, 2000 (Registration No. 333-91841).



/s/ Arthur Andersen LLP
Arthur Andersen LLP
San Jose, California
August 30, 2000